                                                                  Exhibit (e)

                    THE VALUE LINE INCOME FUND, INC.

                        UNDERWRITING CONTRACT

     This Agreement made this 20th day of January 1974, between The Value Line Income Fund, Inc. a Maryland Corporation (hereinafter called "the Fund") and VALUE LINE SECURITIES, INC., a New York corporation (hereinafter called "the Underwriter").

                            WITNESSETH

     WHEREAS the Fund and the Underwriter duly entered into an Underwriting Agreement made the 11th day of September, 1962 (hereinafter called "the former Underwriting Contract").

     AND WHEREAS the Underwriting Contract was amended successively by Agreements between the Fund and the Underwriter made, respectively, on the 18th day of March, 1965, the 23rd day of March, 1967, the 1st day of March, 1968, and the 20th day of January, 1970.

     AND WHEREAS the Underwriter has signified its willingness to continue to act as principal underwriter and general distributor of the shares of the Fund.

     AND WHEREAS, it is contemplated that the Underwriter will also be the principal underwriter and general distributor of the shares of The Value Line Fund, Inc. and of the The Value Line Special Situations Fund, Inc.

     AND WHEREAS it appears convenient and expedient that the amendments made to the former Underwriting Contract be consolidated with the provisions of the former Underwriting Contract.

     AND WHEREAS it appears expedient that a further amendment be made to the former Underwriting Contract to reflect the provisions of Rule N-22C-1 made under the Investment Company Act of 1940.

      AND WHEREAS the Fund and the Underwriter desire, accordingly, to enter into a new Underwriting Contract, having the same terms and provisions as those of the former Underwriting Contract as presently amended and including such further amendment, for the sale of shares of the Fund, through the Underwriter acting as agent for the Fund, to dealers and investors, all subject to, and in compliance with, the provisions of the Securities Act of 1933 and of the Investment Company Act of 1940, and of all other applicable laws and regulations.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

     Sec. 1. INTERPRETATION AND CONSTRUCTION

     A. In this Underwriting Contract, unless the context otherwise requires,

        (a) the expression "dealer" means a dealer in securities who is a member of the National Association of Securities Dealers, Inc., or a dealer who is a 'non-member broker or dealer in a foreign country who is not eligible for membership in a registered securities association' as that phrase is used in Paragraph (c)
            Section 25 of the Rules of Fair Practice of the National Association of Securities Dealers, Inc., or as that or any similar phrase is used in any amendment of, or substitute for, that Rule:

        Provided that all future sales agreements contemplated by this Underwriting Contract with such non-eligible foreign dealers shall contain provisions forbidding the sale of shares of the Fund by such dealers to residents, citizens or nationals of the United States or to purchasers who such dealers have reason to believe may resell such shares to such persons;

        (b) the expression "shares" means shares of the common stock of the Fund;

        (c) the expression "shareholder" means a registered holder of shares;

        (d) the expression "prospectus' means the prospectus of the Fund;

        (e) the expression "net asset value", in relation to a share, means the net asset value of that share determined in accordance with the provisions of the currently effective prospectus;

        (f) the expression "public offering price", in relation to the sale of shares, means the net asset value of the shares together with a selling commission, determined in accordance with the provisions of the currently effective prospectus;

        (g) the expression "selling commission" means, in relation to the sale of shares, that part of the public offering price treated as selling commission, determined in accordance with the provisions of the currently effective prospectus;

        (h) the expression "dealer's discount", in relation to the sale of shares, means the proportion of the selling commission allowed to a dealer when such sale is made by him;

        (i) the expression "sales agreement" means an agreement relating to the sale of shares in the form authorized by Section 7 of this Underwriting Contract, and in effect between the Underwriter and a dealer.

     B. Any reference in this Underwriting Contract to a term or thing in the singular shall, where the context requires, also constitute a reference to such terms or things in the plural.

     Sec. 2. APPLICATION OF UNDERWRITING CONTRACT

     This Underwriting Contract relates to the issue and sale of shares which are from time to time fully authorized and registered and available for sale by the Fund, including repurchased and treasury shares, if and to the extent that such shares may legally be sold, but if, and only if, the Board of Directors of the Fund sees fit to sell them.

     Sec. 3. CONTINUATION OF APPOINTMENT OF UNDERWRITER

     The Fund hereby continues the appointment of Value Line Securities, Inc. as the principal underwriter (as defined in the Investment Company Act of 1940) and general distributor of the shares of the Fund as from the date of this Underwriting Contract.

     Sec. 4. CONTINUATION OF GRANT OF AUTHORITY TO UNDERWRITER TO SELL SHARES

     A. The Fund hereby continues the grant to the Underwriter of authority to sell shares as agent of the Fund; and in consideration of the continuation of the grant of such authority the Underwriter agrees, subject to the terms of any further instructions given to it from time to time by the Fund, to continue to use its best efforts to sell shares to BONA FIDE investors and to solicit orders for shares from responsible dealers, all upon the terms, and subject to the conditions, set forth in this Underwriting Contract, and in such manner as to maintain a broad distribution of shares.

     B. The Fund hereby continues the grant to the Underwriter of authority, during the term of this Underwriting Contract, to sell for the Fund shares to be issued or sold by the Fund on orders for such shares placed with the Underwriter by investors, or by dealers with whom the Underwriter has sales agreements.

     C. The continued authority to sell shares granted to the Underwriter by the foregoing provisions of this Section shall, subject as hereinafter provided, be exclusive:

     Provided that such exclusive authority shall not apply or have effect in relation to -

          (a)  shares issued by the Fund to shareholders as a stock dividend;

          (b) shares offered by the Fund to shareholders for reinvestment of cash distributed by the Fund to shareholders (together with cash received to pay for full shares) in any case where, by virtue of the provisions of the currently effective prospectus, no selling commission is required to be paid by the shareholder in the circumstances;

          (c) shares issued by the Fund to shareholders in connection with a reorganization or recapitalization of the Fund, or the merger or consolidation of any other investment company with the Fund, or the acquisition by the Fund, by purchase or otherwise, of all or substantially all of the outstanding stock of any cash investment company.

          (d) shares issued by the Fund at the asset value per share to any registered unit investment trust or foreign unit investment trust which is the issuer of periodic payment plan certificates (as that expression is defined in the Investment Company Act of 1940) the net proceeds of which are invested in shares of the Fund, and to any foreign investment company substantially all the assets of which, or substantially all the assets attributable to a class of shares, of which, consist of shares of the Fund.

     D. The Underwriter hereby agrees that no selling commission shall be paid-

          (a) in respect to any purchase of shares by the Fund's directors or officers, or by the Underwriter, or by the Fund's Manager and Investment Adviser, or by the directors, officers and BONA FIDE full-time employees or sales representatives of the Underwriter or of the Fund's Manager and Investment Adviser who have acted as such for not less than ninety days, or by any pension or profit sharing plan established for any of such persons, in any case where the purchaser of such shares gives a written assurance that the purchase is made for investment purposes and that the shares will not be resold except through redemption or repurchase by or on behalf of the Fund; or

          (b) in respect of any purchase of shares in exercise of the dividend reinvestment privilege as set forth in the currently effective prospectus; or

          (c) in respect of any purchase of shares in exercise of the transfer of investment privilege from The Value Line Fund, Inc., or from The Value Line Special Situations Fund, Inc. as set forth in the currently effective prospectus.

     Sec.5. SALES OF SHARES; PRICE AND TIME

     The Fund agrees that it will cause the public offering price of shares to be computed on each day during which the New York Stock Exchange (the "NYSE") is open for trading as of the close of the NYSE.

     All sales of shares made hereunder, in respect of an order received by the Underwriter prior to the close of the NYSE on a day when the NYSE is open for trading, shall be at the public offering price computed as of the time of such close.

     The public offering price for orders received by dealers prior to the close of the NYSE on a day when the NYSE is open for trading shall be the public offering price computed as of the time of such close, provided the order is accepted by the Underwriter and received by the Underwriter prior to 5:00 P.M. (New York City time) on that day.

     Orders received by dealers on any day after the close of the NYSE, or on any day on which the NYSE is not open for trading, shall be filled, if accepted by the Underwriter at the public offering price computed as of the next close of the NYSE.

     Sec. 6. COMPENSATION FOR SALES OF SHARES

     A. As compensation for any sale of shares hereunder the Underwriter shall be entitled to retain the applicable selling commission, less the amount of the applicable dealer's discount (if any) which shall be paid to the dealer in any case where he makes the sale.

     B. The Fund shall in all cases receive not less than the difference between the public offering price in effect at the time of the sale and the selling commission.

     Sec. 7. SALES AGREEMENTS

     The form of all sales agreements between the Underwriter and dealers shall at all times be in such form as may from time to time be approved by the Board of Directors of the Fund.

     Sec. 8. COVENANTS BY UNDERWRITER

     A. The Underwriter agrees that in selling shares it will in all respects duly conform with all federal and state laws relating to the sale of such securities.

     B. The Underwriter agrees that it will endeavor to ensure that dealers sell shares of the Fund only to bona fide investors and that the method and materials used in selling such shares are sound and conservative.

     C. The Underwriter agrees that it will indemnify and save harmless the Fund from any damage or expense on account of any wrongful act done by it or by its representatives.

     D. All written communications or reports to shareholders or investors and all sales literature and all advertisements or radio or television broadcasts used in connection with the sale of shares or relating to the Fund or the management of the Fund shall be approved in writing in advance or any use thereof by the Board of Directors of the Fund or a duly authorized representative of such Board.

     Sec. 9. PAYMENT OF CHARGES BY FUND

     The Fund agrees that it will pay, or cause to be paid, -

          (a) all fees and expenses connected with, or incidental to, the registration, under the Securities Act of 1993, of further shares from time to time;

          (b) all expenses connected with or incidental to the preparation and filing under the Securities Act of 1933 of any new prospectus relating to shares, or to such further shares which have been so registered as aforesaid, and of all amendments and revisions of such prospectus or of any such new prospectus, and also all expenses connected with, or incidental to, printing and delivering to the Underwriter, for use as aforesaid, of copies of any such new prospectus or any such amendment or revision;

     (c) all expenses connected with, or incidental to, the issue and delivery of shares, including all cost of share certificates and the issue (original) transfer taxes thereon; and

     (d) all fees payable to States, or to state authorities in States, in which the Underwriter desires to distribute shares, and all other expenses, connected with, or incidental to, compliance with the requirements of such States for the qualification, and maintenance of qualification from time to time, of shares under the applicable Blue Sky Laws.

     Sec. 10. PAYMENT OF CHARGES BY UNDERWRITER

     A.   The Underwriter agrees that it will pay, or cause to be paid, -

          (a) all expenses, including wire charges, incidental to quoting prices of shares in newspapers and to shareholders, dealers and others;

          (b) all expenses incident to the distribution of prospectuses or of any amendment or revision of a prospectus, and of any new prospectus or any amendment or revision thereof; and

          (c) all expenses connected with or incidental to the printing and distribution of such statistical information and other material, supplemental to any prospectus and not included in the Fund's regular reports to its shareholders, as may be furnished to it from time to time by the Fund.

     B. The underwriter agrees generally to endeavor, at its own expense, to bring about and maintain a broad distribution of shares.

     Sec. 11. DEALINGS WITH THE FUND

     The Underwriter agrees that it will not deal with the Fund as principal in connection with purchases or sales of securities or other property for the account of the fund, and that it will not take any long or short positions in shares.

     Sec. 12. GUARANTEE BY UNDERWRITER OF NET PURCHASE PRICE TO FUND

     With respect to any shares which are from time to time hereafter issued pursuant to instructions of the Fund upon receipt of the net purchase price therefor by check prior to clearance of such check through the Fund's account, the Underwriter, in each such instance, guarantees to the Fund the payment in full of such check and agrees to indemnify the Fund against, and save it harmless from, any and all loss, cost, expense or damage which it may directly or indirectly suffer, or be subject to, as a result of any such check not being promptly honored in full upon presentment thereof for payment.

     Sec. 13. AMENDMENT OF CONTRACT, BY-LAWS, ETC.

     A. If at any time during the term of this Underwriting Contract the Fund considers it necessary or advisable in its best interests that any amendment of this Underwriting Contract be made in order to comply with any recommendations or requirements of the Securities and Exchange Commission or other government authority, or to obtain any advantage under federal or state tax laws, and notifies the Underwriter of the form of amendment which it considers necessary or advisable and the reasons therefor, and if the Underwriter declines to assent to such amendment, then the Fund may terminate this Underwriting Contract forthwith.

     B. If at any time during the term of this Underwriting Contract, upon request by the Underwriter, the Fund fails after a reasonable time to make any changes in its Certificate of Incorporation or By-Laws or in its methods of doing business which are necessary in order to comply with any requirements of federal law or regulation of the Securities and Exchange Commission or of a national securities association of which the Underwriter is or may be a member, relating to the sales of shares, then the Underwriter may terminate this Underwriting Contract forthwith.

Sec. 14.  APPROVAL AND CONTINUANCE OF UNDERWRITING CONTRACT

     A. This Underwriting Contract shall continue for a period of two years from the date first above written, but shall continue thereafter only so long as such continuance is specifically approved at least annually by a majority of the Directors of the Fund who are not affiliated with the Underwriter or by the holders of a majority of the outstanding shares.

     B. This Underwriting Contract may, on sixty (60) days' written notice to the other party, be terminated at any time without payment of penalty -

          (a) by the Fund acting pursuant to a direction given by a majority of the Board of Directors of the Fund or by a vote of the holders of a majority of the outstanding shares; or

          (b)  by the Underwriter

     C. This Underwriting Contract shall automatically terminate in the event of its assignment by the Underwriter, the term "assignment" for this purpose, having the meaning defined in section 2 (a) (4) of the Investment Company Act of 1940.

     Sec. 15. COVENANT BY UNDERWRITER WITH REGARD TO ASSOCIATION WITH FUND

     The Underwriter agrees that if it ceases to be the principal underwriter, as defined in the Investment Company Act if 1940, of the Fund, then -

     (a) If the Fund continues thereafter to use the name The Value Line Income Fund, Inc., or any other name including the words "Value Line", the Underwriter will, upon receipt of a written request from the Fund, thenceforth cease to use the name "Value Line Securities, Inc." or any other name including the words "Value Line": and

     (b) The Underwriter will not thenceforth in any manner refer to or otherwise publicize its former association with the Fund.

     Section 16. TERMINATION OF FORMER UNDERWRITING CONTRACT; COMMENCEMENT OF CONTRACT

          The Fund and the Underwriter mutually agree that, without prejudice to any liabilities or benefits incurred or accrued thereunder, the former Underwriting Contract shall be deemed to terminate, and this Underwriting Contract shall be deemed simultaneously to have effect, as of the date first above written.

          IN WITNESS WHEREOF the Fund has caused this instrument to be executed in its name and behalf and under its corporate seal by one of its Vice Presidents thereunto duly authorized and the Underwriter has caused this instrument to be executed in its name and behalf and under its corporate seal by its Vice President thereunto duly authorized, all as of the date and year first above written.


                                           THE VALUE LINE INCOME FUND, INC.



                                           By: /s/ Harold Benjamin
                                              -----------------------------
                                              Harold Benjamin, Vice President

                                           VALUE LINE SECURITIES, INC.



                                           By: /s/ Dorothy A. Berry
                                              -----------------------------
                                              Dorothy A. Berry, Vice President